EXHIBIT 99.1
                                                                    ------------

















                          AGREEMENT AND PLAN OF MERGER

                                 by and between

                              S.I. ACQUISITION LLC,

                      an Illinois limited liability company

                                       and

                               SUCCESSORIES, INC.,

                             an Illinois corporation

                          Dated as of February 13, 2003



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                                                      TABLE OF CONTENTS

                                                                                                               PAGE

Article I         THE MERGER.....................................................................................1

         1.1      The Merger.....................................................................................1

         1.2      Closing........................................................................................1

         1.3      Effective Time.................................................................................1

         1.4      Effects of the Merger..........................................................................2

         1.5      Articles of Organization.......................................................................2

         1.6      Operating Agreement............................................................................2

         1.7      Officers.......................................................................................2

         1.8      Effect on Capital Stock........................................................................2

         1.9      Dissenting Shares..............................................................................3

         1.10     Stock Options and Warrants.....................................................................3

Article II        EXCHANGE OF CERTIFICATES.......................................................................3

         2.1      Exchange Fund..................................................................................3

         2.2      Exchange Procedures............................................................................4

         2.3      Further Ownership Rights in Company Common Stock and Company Preferred Stock...................5

         2.4      Termination of Exchange Fund; Unclaimed Funds..................................................5

         2.5      No Liability...................................................................................5

         2.6      Lost Certificates..............................................................................5

         2.7      Withholding Rights.............................................................................5

Article III       REPRESENTATIONS AND WARRANTIES.................................................................6

         3.1      Representations and Warranties of the Company..................................................6

         3.2      Representations and Warranties of Acquirer....................................................11

Article IV        COVENANTS RELATING TO CONDUCT OF BUSINESS.....................................................13

         4.1      Covenants of the Company......................................................................13

         4.2      Covenants of Acquirer.........................................................................14

         4.3      Advice of Chances; Government Filings.........................................................15

Article V         ADDITIONAL AGREEMENTS.........................................................................16

         5.1      Shareholders' Meeting; Preparation of Disclosure Documents....................................16

         5.2      Access to Information; Confidentiality........................................................17

         5.3      Approval and Consents; Cooperation............................................................18

         5.4      Acquisition Proposals.........................................................................18

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                                                      TABLE OF CONTENTS
                                                          (continued)

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         5.5      Fees and Expenses.............................................................................19

         5.6      Indemnification, Directors' and Officers' Insurance...........................................19

         5.7      Public Announcements..........................................................................21

         5.8      Further Assurances............................................................................21

Article VI        CONDITIONS PRECEDENT..........................................................................22

         6.1      Conditions to Each Party's Obligation to Effect the Merger....................................22

         6.2      Conditions to the Obligation of Acquirer to Effect the Merger.................................22

         6.3      Conditions to the Obligation of the Company to Effect the Merger..............................23

Article VII       TERMINATION AND AMENDMENT.....................................................................23

         7.1      Termination...................................................................................23

         7.2      Effect of Termination, Termination Fee and Reimbursement of Expenses..........................24

         7.3      Amendment.....................................................................................25

         7.4      Extension; Waiver.............................................................................25

         7.5      Procedure for Termination, Amendment, Extension or Waiver.....................................26

Article VIII      GENERAL PROVISIONS............................................................................26

         8.1      Non-Survival of Representations, Warranties, Covenants and Agreements.........................26

         8.2      Notices.......................................................................................26

         8.3      Interpretation................................................................................27

         8.4      Counterparts..................................................................................27

         8.5      Entire Agreement; No Third Party Beneficiaries................................................28

         8.6      Governing Law.................................................................................28

         8.7      Waiver of Jury Trial..........................................................................28

         8.8      Severability..................................................................................28

         8.9      Assignment....................................................................................28

         8.10     Enforcement...................................................................................28

         8.11     Definitions...................................................................................29

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                                              GLOSSARY OF DEFINED TERMS

                                                                                                  Location of
Defined Term                                                                                       Definition
------------                                                                                       ----------

Acquirer..............................................................................................Preamble
Acquisition Proposal............................................................................Section 5.4(a)
Affiliate.........................................................................................Section 8.11
Aggregate Merger Consideration.....................................................................Section 2.1
Agreement.............................................................................................Preamble
Business Day......................................................................................Section 8.11
Closing............................................................................................Section 1.2
Closing Date.......................................................................................Section 1.2
Code...............................................................................................Section 2.7
Common Merger Consideration.....................................................................Section 1.8(c)
Company...............................................................................................Preamble
Company Articles................................................................................Section 1.8(d)
Company Board.........................................................................................Recitals
Company Common Stock.........................................................................Section 3.1(b)(i)
Company Disclosure Schedule........................................................................Section 3.1
Company Preferred Stock......................................................................Section 3.1(b)(i)
Company Stock Options.............................................................................Section 1.10
Confidential Information..........................................................................Section 8.11
Dissenting Shares..................................................................................Section 1.9
Dissenting Shareholder.............................................................................Section 1.9
Effective Time.....................................................................................Section 1.3
Employee Benefit Plan.............................................................................Section 8.11
Employee Pension Benefit Plan.....................................................................Section 8.11
Employee Welfare Benefit Plan.....................................................................Section 8.11
Environmental Laws................................................................................Section 8.11
ERISA.............................................................................................Section 8.11
Exchange Act...............................................................................Section 3.1(c)(iii)
Exchange Agent.....................................................................................Section 2.1
Exchange Fund......................................................................................Section 2.1
Expenses..........................................................................................Section 8.11
GAAP............................................................................................Section 3.1(d)
Governmental Entity........................................................................Section 3.1(c)(iii)
Hazardous Materials...............................................................................Section 8.11
IBCA...............................................................................................Section 1.1
ILLCA..............................................................................................Section 1.1
Illinois Articles of Merger........................................................................Section 1.3
Illinois Secretary of State........................................................................Section 1.3
Income Tax........................................................................................Section 8.11
Income Tax Return.................................................................................Section 8.11
Indemnified Parties................................................................................Section 5.6
Law...............................................................................................Section 8.11
Liens......................................................................................Section 3.1(b)(iii)
Material Adverse Effect...........................................................................Section 8.11
Merger.............................................................................................Section 1.1
Merger Consideration............................................................................Section 1.8(d)
Organizational Documents..........................................................................Section 8.11

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                                                                                                  Location of
Defined Term                                                                                       Definition
------------                                                                                       ----------

Outside Date....................................................................................Section 7.1(b)
Permitted Recipients............................................................................Section 5.2(b)
Person............................................................................................Section 8.11
Proxy Statement............................................................................Section 3.1(c)(iii)
Reports.........................................................................................Section 3.1(d)
Representatives...................................................................................Section 8.11
Required Company Vote...........................................................................Section 3.1(g)
Required Regulatory Approvals......................................................................Section 5.3
Schedule 13E-3.............................................................................Section 3.1(c)(iii)
SEC........................................................................................Section 3.1(c)(iii)
Securities Act..................................................................................Section 3.1(d)
Series A Preferred Stock..........................................................................Section 8.11
Series B Preferred Merger Consideration.........................................................Section 1.8(d)
Series B Preferred Stock..........................................................................Section 8.11
Special Committee.....................................................................................Recitals
Shareholders' Meeting...........................................................................Section 5.1(a)
Subsidiary........................................................................................Section 8.11
Superior Proposal...............................................................................Section 5.4(c)
Surviving Company..................................................................................Section 1.1
Termination Fee.................................................................................Section 7.2(b)

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         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of
February 13, 2003, is by and between S.I. Acquisition LLC, an Illinois limited liability company ("Acquirer"), and Successories, Inc., an Illinois corporation (the "Company").

                                   WITNESSETH:

         A. The members of Acquirer and the Board of Directors of the Company (the "Company Board") have approved and adopted this Agreement and the transactions contemplated hereby, including the Merger, subject to the terms and conditions set forth in this Agreement.

         B. The Company Board, based in part upon the recommendation of a special committee of independent directors thereof (the "Special Committee"), has determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to, and in the best interests of, the Company's unaffiliated shareholders.

         C. Acquirer and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger as set forth in this Agreement.

         D. Acquirer agrees, pursuant to the terms below, to vote its shares of Company Common Stock and Company Preferred Stock in favor of the adoption of this Agreement and the Merger at any meeting of the Company shareholders.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:

                                    ARTICLE I

                                   THE MERGER
                                   ----------

         1.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Business Corporation Act of 1983 of the State of Illinois (the "IBCA") and the Limited Liability Company Act of the State of Illinois (the "ILLCA"), the Company shall be merged with and into Acquirer (the "Merger") at the Effective Time. Upon the Effective Time, the separate corporate existence of the Company shall cease and Acquirer shall continue as the surviving company (the "Surviving Company") in accordance with the ILLCA.

         1.2 CLOSING. Unless this Agreement shall have been terminated pursuant to Section 7.1, the closing of the Merger (the "Closing") will take place no later than the second Business Day after satisfaction or waiver (as permitted by this Agreement and applicable Law) of the conditions (excluding conditions that, by their terms, cannot be satisfied until the Closing Date) set forth in Article 6 (the "Closing Date"), unless another time or date is agreed to in writing by the parties hereto. The Closing shall be held at the offices of Neal, Gerber & Eisenberg, Two North LaSalle Street, Suite 2200, Chicago, Illinois 60602, unless another place is agreed to in writing by the parties hereto.

         1.3 EFFECTIVE TIME. Upon the Closing, the parties shall (i) file with the Secretary of State of the State of Illinois (the "Illinois Secretary of State") articles of merger or other appropriate documents (in any such case, the "Illinois Articles of Merger"), executed in accordance with the relevant provision of the IBCA and ILLCA and (ii) make all other filings, recordings or publications required under the IBCA and the ILLCA in connection with the Merger. The Merger shall become effective upon the filing of the Illinois Articles of Merger with the Illinois Secretary of State, or at such later time as the parties may


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agree and specify in the Illinois Articles of Merger (the date and time the
Merger becomes effective being herein referred to as the "Effective Time").

         1.4 EFFECTS OF THE MERGER. At and after the Effective Time, the Merger will have the effects set forth in the IBCA and the ILLCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquirer shall vest in the Surviving Company, and all debts, liabilities and duties of the Company and Acquirer shall become the debts, liabilities and duties of the Surviving Company.

         1.5 ARTICLES OF ORGANIZATION. The articles of organization of Acquirer in effect immediately prior to the Effective Time shall be the articles of organization of the Surviving Company from and after the Effective Time, until thereafter amended as provided therein or by applicable Law, except that at the Effective Time such articles of organization shall be amended to change the name of the Surviving Company to Successories, LLC.

         1.6 OPERATING AGREEMENT. The operating agreement of Acquirer as in effect immediately prior to the Effective Time shall be the operating agreement of the Surviving Company from and after the Effective Time, until thereafter amended as provided therein or by applicable Law.

         1.7 OFFICERS. The officers of Acquirer at the Effective Time shall be the officers of the Surviving Company from and after the Effective Time, until the earlier of their death, resignation, removal or otherwise ceasing to be officers or until their respective successors are duly elected and qualified, as the case may be.

         1.8 EFFECT ON CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the Company, Acquirer or any holder of any Company Common Stock, Company Preferred Stock or Acquirer membership units:

                  (a) Acquirer Membership Units. Each membership unit of Acquirer outstanding immediately prior to the Effective Time shall remain outstanding and shall not be modified.

                  (b) Cancellation of Certain Stock. Each share of Company Common Stock or Company Preferred Stock issued and outstanding immediately prior to the Effective Time that is owned by the Company, any wholly-owned Subsidiary of the Company or by Acquirer (including shares of Company Common Stock and Company Preferred Stock which are set forth on Exhibit A all of which are owned by Acquirer) shall automatically be cancelled and retired and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

                  (c) Conversion of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares cancelled pursuant to Section 1.8(b) and Dissenting Shares) shall be converted into and become the right to receive an amount equal to $0.30 in cash, without interest thereon (the "Common Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock shall cease to have any rights with respect thereto, except the right to receive the Common Merger Consideration, upon surrender of such certificate(s) in accordance with Article 2.

                  (d) Conversion of Company Preferred Stock. Each share of Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall be cancelled. Each share of Series B Preferred Stock issued and outstanding immediately prior to the Effective Time (other than shares


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cancelled pursuant to Section 1.8(b) and Dissenting Shares) shall be converted into and become the right to receive an amount equal to the Stated Value of the Series B Preferred Stock (as defined in the Company's Amended and Restated Articles of Incorporation (the "Company Articles")) plus all accrued and unpaid dividends on such Series B Preferred Stock (as set forth in the Company Articles) in cash and without interest thereon (the "Series B Preferred Merger Consideration" and, together with the Common Merger Consideration, the "Merger Consideration"). As of the Effective Time, all such shares of Company Preferred Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares of Company Preferred Stock shall cease to have any rights with respect thereto, except the right to receive the Preferred Merger Consideration, upon surrender of such certificate(s) in accordance with Article 2.

         1.9 DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, including, without limitation, Section 1.8, shares of Company Common Stock and Company Preferred Stock issued and outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or otherwise consented thereto in writing and who has the right to demand, and properly demands, an appraisal of such holder's shares in accordance with Section 11.70 of the IBCA, or any successor provision (such holder being herein referred to as a "Dissenting Shareholder" and such shares being herein referred to as "Dissenting Shares"), shall not be converted into or represent the right to receive the Merger Consideration, unless such Dissenting Shareholder fails to perfect or otherwise loses or withdraws any such right to appraisal. With respect to any Dissenting Shares, a Dissenting Shareholder shall have solely the appraisal rights provided under Section 11.70 of the IBCA, provided such Dissenting Shareholder complies with the provisions thereof. If, after the Effective Time, such Dissenting Shareholder fails to perfect or otherwise loses or withdraws any such right to appraisal, each Dissenting Share held by such Dissenting Shareholder shall be treated as if such share had been converted into, as of the Effective Time, the right to receive, without any interest thereon, the Merger Consideration. The Company shall give Acquirer prompt notice of any demand for appraisal of shares of Company Common Stock received by the Company and any withdrawals of such demands, and Acquirer shall have the right to participate in and approve (which approval shall not be unreasonably withheld or delayed) all negotiations and proceedings with respect to any such demand. The Company shall not, except with the prior written consent of Acquirer, make any payment with respect to, or settle or offer to settle, any such demand.

         1.10 STOCK OPTIONS AND WARRANTS. Each outstanding and unexercised option or warrant to purchase shares of Company Common Stock (collectively, the "Company Stock Options"), whether vested or unvested, shall terminate and be cancelled as of the Effective Time. Each Person who holds an exercisable Company Stock Option (including options which, by their terms, become exercisable as a result of the transactions contemplated hereby) shall be entitled to receive, in consideration therefor, a cash payment on the Closing Date equal to the product of (i) the excess, if any, of the Common Merger Consideration over the per share exercise price of such Company Stock Option, multiplied by (ii) the aggregate number of shares of Company Common Stock then subject to such Company Stock Option. Such cash payment shall be net of any required withholding taxes.

                                   ARTICLE II

                            EXCHANGE OF CERTIFICATES
                            ------------------------

         2.1 EXCHANGE FUND. Prior to the Effective Time, Acquirer shall deposit, or shall cause to be deposited into a segregated account, with a bank, trust company or other exchange agent reasonably satisfactory to the Company appointed to act as exchange agent (the "Exchange Agent") for the benefit of the holders of shares of Company Common Stock and Company Preferred Stock, cash in an aggregate amount (the "Aggregate Merger Consideration") equal to the sum of
(a) the product of (i) the number of


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shares of Company Common Stock outstanding immediately prior to the Effective
Time (other than shares to be cancelled pursuant to Section 1.8(b)), and (ii) the Common Merger Consideration and (b) the product of (i) the number of shares of Series B Preferred Stock (other than shares to be cancelled pursuant to Section 1.8(b)) and (ii) the Series B Preferred Merger Consideration (the "Exchange Fund"). Prior to the Effective Time, Acquirer shall cause the Exchange Agent to issue to the Company a certificate or other writing confirming deposit of the Aggregate Merger Consideration into the Exchange Fund with such Exchange Agent. The Exchange Agent shall invest all cash in the Exchange Fund as directed by the Surviving Company, provided all such investments shall be marketable U.S. government securities backed by the full faith and credit of the U.S. government. Interest and other income with respect to the Exchange Fund shall accrue for the account of, and shall be promptly paid to, the Surviving Company.

         2.2 EXCHANGE PROCEDURES. The exchange of outstanding shares of Company Common Stock and Company Preferred Stock (other than shares to be cancelled and retired pursuant to Section 1.8(b) and Dissenting Shares) shall take place in the following manner:

                  (a) Exchange of Certificates. As soon as reasonably practicable after the Effective Time, each holder of an outstanding certificate or certificates which prior thereto represented shares of Company Common Stock or Company Preferred Stock shall, upon surrender to the Exchange Agent of such certificate(s) and acceptance thereof by the Exchange Agent (together with the letter of transmittal described in Section 2.2(b), duly executed, and such other documents as may reasonably be required by the Exchange Agent), be entitled to receive the amount of the Merger Consideration into which the number of shares of Company Common Stock or Company Preferred Stock previously represented by such certificate(s) so surrendered shall have been converted pursuant to this Agreement. After the Effective Time, there shall be no further transfer on the records of the Company or its transfer agent of certificates representing shares of Company Common Stock and Company Preferred Stock which have been converted pursuant to this Agreement into the right to receive the Merger Consideration, and if such certificates are presented for transfer, they shall be cancelled against delivery of the Merger Consideration. If the Merger Consideration is to be delivered to any Person other than the Person in whose name the certificate(s) representing shares of Company Common Stock or Company Preferred Stock surrendered for exchange is registered, it shall be a condition of such exchange that the certificate(s) so surrendered shall be properly endorsed with the signature guaranteed or otherwise in proper form for transfer, and that the Person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder thereof, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2(a), each certificate which, prior to the Effective Time, represented outstanding shares of Company Common Stock or Company Preferred Stock (other than shares cancelled pursuant to Section 1.8(b) and Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration in accordance with Section 1.8. No interest will be paid or will accrue on any cash payable as Merger Consideration to any holder of shares of Company Common Stock or Company Preferred Stock.

                  (b) Letter of Transmittal. Promptly following the Effective Time (but no later than five (5) Business Days thereafter), the Surviving Company shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock and Company Preferred Stock (other than shares to be cancelled or retired in accordance with Section 1.8(b)) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificate(s) shall pass, only upon delivery thereof to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Company may reasonably specify) and instructions for use in effecting the surrender of such certificate(s) in exchange for the Merger Consideration.


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         2.3      FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON STOCK AND COMPANY
PREFERRED STOCK. The Merger Consideration paid upon the surrender for exchange of certificates representing shares of Company Common Stock and Company Preferred Stock in accordance with the terms of Article 1 and this Article 2 shall be deemed to have been paid in full satisfaction of all rights pertaining to the shares of Company Common Stock and Company Preferred Stock theretofore represented by such certificates, and no holder of shares of Company Common Stock or Company Preferred Stock shall thereby have any equity interest in the Surviving Company.

         2.4 TERMINATION OF EXCHANGE FUND; UNCLAIMED FUNDS. Any portion of the Exchange Fund that remains undistributed to or unclaimed by the holders of certificates representing shares of Company Common Stock and Company Preferred Stock for twelve (12) months after the Effective Time shall be delivered to the Surviving Company or otherwise at the direction of the Surviving Company, upon demand, and any holders of such certificates who have not theretofore complied with this Article 2 shall thereafter look only to the Surviving Company for the Merger Consideration to which such holders are entitled pursuant to this Agreement (subject to applicable abandoned property, escheat or other similar
Laws) and only as general creditors thereof for payment of their claim for the Merger Consideration.

         2.5 NO LIABILITY. None of Acquirer, the Company, the Surviving Company or the Exchange Agent shall be liable to any person for any Merger Consideration delivered to a public official pursuant to any abandoned property, escheat or similar Law. Any portion of the Exchange Fund remaining unclaimed by holders of certificates representing shares of Company Common Stock or Company Preferred Stock as of a date that is immediately prior to such time as such amounts would otherwise escheat to or become property of any Governmental Entity will, to the extent permitted by applicable Law, become the property of the Surviving Company free and clear of any claims or interest of such Person previously entitled thereto.

         2.6 LOST CERTIFICATES. If any certificate representing shares of Company Common Stock or Company Preferred Stock has been lost, stolen or destroyed, then upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by the Company, the posting by such Person of a bond in such reasonable amount as the Company may direct as indemnity against any claim that may be made against the Company with respect to such certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed certificate the applicable Merger Consideration with respect to the shares of Company Common Stock or Company Preferred Stock formerly represented thereby.

         2.7 WITHHOLDING RIGHTS. The Surviving Company or the Exchange Agent, as applicable, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock or Company Preferred Stock such amounts as the Surviving Company or the Exchange Agent, as the case may be, may be required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or foreign tax Law, including, without limitation, withholdings required in connection with payments under Section 1.10. To the extent withheld by the Surviving Company or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of shares of Company Common Stock or Company Preferred Stock in respect of which such deduction and withholding was made.


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                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         3.1 REPRESENTATIONS AND WARRANTIES OF THE COMPANY. Except as otherwise set forth in the disclosure schedule delivered by the Company to Acquirer at or prior to the execution of this Agreement (the "Company Disclosure Schedule") or as disclosed and set forth in a Report (defined below), the Company represents and warrants to Acquirer as set forth in this Section 3.1:

                  (a) Organization, Standing and Power. Each of the Company and its Subsidiaries has been duly organized and is validly existing and in good standing under the Laws of its respective state of incorporation and has the corporate power and authority to carry on its business as presently being conducted and to own, operate and lease its properties. Each of the Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, either individually or in the aggregate, would not have a Material Adverse Effect on the Company or would not prevent the consummation of the Merger by the Outside Date. The copies of the Organizational Documents of each of the Company and its Subsidiaries which were previously furnished to Acquirer are true, complete and correct copies of such documents. The Subsidiaries set forth in Section 3.1 (a) of the Company Disclosure Schedule constitute all of the Company's Subsidiaries.

                  (b)      Capital Structure.

                           (i) As of the date of this Agreement, the authorized capital stock of the Company consists of (A) 20,000,000 shares of Common Stock, par value $.O1 per share (the "Company Common Stock"), of which 9,910,984 shares are outstanding and no shares are held in the Company's treasury, and (B) 1,000,000 shares of Preferred Stock, par value $.O1 per share (the "Company Preferred Stock"), of which 503,092 shares have been designated as Series A Convertible Preferred Stock and are outstanding and 101,667 shares have been designated as Series B Convertible Preferred Stock and are outstanding.

                           (ii) The Company has no class of voting shares that is held of record by more than 2,000 shareholders.

                           (iii) All issued and outstanding shares of capital stock of the Company and its Subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and no class of capital stock is entitled to preemptive rights (except as expressly provided in the Company's Organizational Documents).

                           (iv) All of the issued and outstanding shares of capital stock of each of the Company's Subsidiaries are owned directly or indirectly by the Company and are owned free and clear of any liens, security interests, pledges, claims, encumbrances, restrictions, preemptive rights or any other claims of any third party ("Liens"), except for Liens which, individually or in the aggregate, would not have a Material Adverse Effect on the Company or would not prevent the consummation of the Merger by the Outside Date.

                           (v) As of the date of this Agreement, (A) no bonds, notes, debentures or other indebtedness of the Company having the right to vote on any matters on which shareholders may vote are issued and outstanding, (B) other than the Company Stock Options representing in the aggregate the right to purchase up to 1,805,162 shares of Company Common Stock, there are


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         no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which the Company is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking, and (C) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company.

                  (c)      Authority; No Conflicts.

                           (i) The Company has all requisite corporate power and authority to enter into this Agreement and, subject to the adoption of this Agreement by the requisite vote of the holders of Company Common Stock and Company Preferred Stock, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject in the case of the consummation of the Merger to the adoption of this Agreement by the holders of Company Common Stock and Company Preferred Stock. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws relating to or affecting creditors' rights generally or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (ii) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (A) violate any provision of the Organizational Documents of the Company or its Subsidiaries, (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 3.1(c)(iii) below, conflict with or result in any violation of or constitute a default (with or without notice or lapse of time, or both) under any statute, Law, ordinance, rule or regulation of any state or the United States or any political subdivision thereof or therein applicable to the Company or any judgment, order, decree, determination or award currently in effect, which, individually or in the aggregate, would have a Material Adverse Effect on the Company or would prevent the consummation of the Merger by the Outside Date, or (C) except as set forth in Section 3.1(c)(ii) of the Company Disclosure Schedule, violate, conflict with, constitute a breach or default under or give rise to a right of termination under any contract, loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license to which the Company is a party or by which any of its properties or assets is bound or subject, which, individually or in the aggregate, would have a Material Adverse Effect on the Company or would prevent the consummation of the Merger by the Outside Date.

                           (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any supranational, national, state, municipal or local government, any instrumentality, subdivision, court, administrative agency or commission or other authority thereof, or any quasi-governmental authority or any private body exercising any regulatory, taxing or other governmental authority (a "Governmental Entity"), which has not been received or made, is required by or with respect to the Company or any Subsidiary in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (A) the filing with the Securities and

         Exchange Commission (the "SEC") of a proxy statement in connection with the Shareholders' Meeting (such proxy statement, including any preliminary version thereof, in either case, as amended, modified or supplemented from time to time, the "Proxy Statement"), (B) the filing with the SEC of a Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (C) state securities or "blue sky" Laws,
         (D) any other filings or reports required under the Exchange Act or the rules and regulations promulgated thereunder in connection with the transactions contemplated by this Agreement, (E) the filing and recordation of appropriate merger or other documents under the IBCA and ILLCA, (F) compliance with the rules and regulations of the Over-the-Counter Bulletin Board (the "OTCBB"), (G) antitrust or other competition Laws, and (H) such consents, approvals, orders, authorizations, registrations, declarations and filings with any Governmental Entity the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on the Company or prevent the consummation of the Merger by the Outside Date.

                  (d) Reports and Financial Statements. Since February 2, 2002, the Company has filed all required reports, schedules, forms, statements and other documents required to be filed by it with the SEC (collectively, the "Reports"). None of the Company's Subsidiaries is required to file any form, report or other document with the SEC. Each of the financial statements and the related schedules and notes thereto included in the Reports (or incorporated therein by reference) present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the Company and its Subsidiaries as of the respective dates or for the respective periods set forth therein, all in conformity with generally accepted accounting principles ("GAAP") (except, in the case of interim unaudited financial statements, as permitted by Form 10-Q) consistently applied during the periods involved except as otherwise noted therein, and subject, in the case of interim unaudited financial statements, to normal and recurring year-end adjustments that have not been and are not reasonably expected to be material in amount, and such financial statements complied as to form as of their respective dates in all material respects with the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the rules and regulations promulgated thereunder. Each Report was prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder and did not, on the date of effectiveness in the case of any registration statement under the Securities Act, on the date of mailing in the case of any proxy statement under the Exchange Act and on the date of filing in the case of any other Report (and, if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (e)      Disclosure Documents. The Proxy Statement and the
Schedule 13E-3 will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (i) the Proxy Statement, at the date such Proxy Statement is first mailed to the Company's shareholders or at the time of the Shareholders' Meeting, or (ii) the Schedule 13E-3, at the time of filing with the SEC (and at any time such Proxy Statement or Schedule 13E-3 is amended or supplemented), will contain any untrue statement of a material fact or omit to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing provisions of this Section 3.1(e), no representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement or the Schedule 13E-3 based on information supplied in writing by Acquirer or any of its Representatives specifically for inclusion or incorporation by reference therein.

                  (f)      Absence of Certain Changes of Events. Except as may

be disclosed in the Reports, (i) since February 2, 2002 through the date of this Agreement, each of the Company and its Subsidiaries has conducted its respective business in the ordinary course consistent with its past practices and has not incurred any material liability, except in the ordinary course of its respective business consistent with its past practices and except which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or prevent the consummation of the Merger by the Outside Date; and (ii) since February 2, 2002 through the date of this Agreement, there has not been any change in the business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole that has had or would reasonably be expected to have a Material Adverse Effect on the Company.

                  (g) Vote Required. The affirmative vote of the holders of at least two-thirds of the aggregate votes of (i) the outstanding shares of Company Common Stock and (ii) the outstanding shares of Company Preferred Stock on an "as converted" basis (the "Required Company Vote") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                  (h) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person, the fees of which will be paid by the Company, is or will be entitled to any broker's, financial advisory or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of the Company, except the fees payable to Duff & Phelps, LLC pursuant to the engagement letter dated April 30, 2002 (a copy of which has been delivered to Acquirer) whose fees and expenses shall remain the sole responsibility of the Company and the Surviving Company in accordance therewith, and shall be paid upon consummation of the Merger.

                  (i) Company Action. As of the date hereof, the Company Board, based upon the recommendation of the Special Committee, at a meeting thereof duly called and held has (i) approved the acquisition by Acquirer of the Company pursuant to the Merger and approved and adopted and declared advisable this Agreement and the transactions contemplated hereby, including the Merger,
(ii) determined that this Agreement and the transactions contemplated hereby, including the Merger, are advisable and fair to and in the best interests of the Company's shareholders, and (iii) recommended approval of this Agreement and the transactions contemplated hereby, including the Merger, by the Company's shareholders.

                  (j) Fairness Opinion. As of the date hereof, the Special Committee has received the written opinion of Duff & Phelps, LLC, financial advisor to the Special Committee, dated February 13, 2003, to the effect that, subject to the qualifications and limitations stated therein, the Merger Consideration to be received by the holders of shares of Company Common Stock and Company Preferred Stock (other than Acquirer) is fair to such holders from a financial point of view. The Special Committee has furnished an accurate and complete copy of such written opinion to Acquirer.

                  (k) Contracts. All material contracts of the Company are in full force and effect and enforceable against the Company, except which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or prevent the consummation of the Merger by the Outside Date. There does not exist under any contract any event of default or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder on the part of the Company or, to the knowledge of the Company, any other party thereto, except which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or prevent the consummation of the Merger by the Outside Date.

                  (l) Environmental Matters. The Company is in conformance with all applicable Environmental Laws, and there are no past or present (or, to the Company's knowledge, future) events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans, all of the Company or attributable to the Company, (i) which may interfere with or prevent compliance or continued compliance with Environmental Laws or with any order issued, entered, promulgated or approved thereunder, or (ii) which may subject the Company to damages, penalties, injunctive relief or cleanup costs under any Environmental Laws or pursuant to any third-party claim, or which require or are likely to require report, cleanup, removal, remedial action or other response pursuant to Environmental Laws or a third party claim, in each case except to the extent that any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company or prevent the consummation of the Merger by the Outside Date.

                  (m) Employee Benefit Plans. Each Employee Benefit Plan is and at all times has been in compliance with all applicable Laws (including ERISA), except which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or prevent the consummation of the Merger by the Outside Date. The Company is not contributing to, and has not contributed to, any multiemployer plan, as defined in ERISA
Section 3(37)(A). Any Employee Benefit Plan that has been terminated was done so in full compliance with all applicable Laws, and there is no basis for further liability or obligation of the Company with respect to any such Employee Benefit Plans, except which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or prevent the consummation of the Merger by the Outside Date. Except as required by Internal Revenue Code Section 4980B and ERISA Section 602, no Employee Benefit Plan provides or has any obligation to provide (or contribute to the cost of) post-retirement welfare benefits with respect to current or former employees of the Company, including without limitation, post-retirement medical, dental, life insurance, severance or any similar benefit, whether provided on an insured or self-insured basis, except which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or prevent the consummation of the Merger by the Outside Date. The Company has performed all of its obligations under all Employee Benefit Plans, and has made appropriate entries in its financial records and statements for all obligations and liabilities under each Employee Benefit Plan, except which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or prevent the consummation of the Merger by the Outside Date.

                  (n) Litigation. There is no pending or, to the Company's knowledge, threatened litigation, environmental claim, arbitration, proceeding, governmental investigation or inquiry involving the Company which, if adversely determined, would result in a Material Adverse Effect on the Company. As of the date hereof, there are no actions, suits or proceedings pending or, to the knowledge of the Company, proposed or threatened, by any Person or Governmental Authority which question the legality, validity or propriety of the transactions contemplated by this Agreement.

                  (o)      Tax Matters.

                           (i) The Company has filed all Income Tax Returns that it was required to file, and has paid or made provision to pay all Income Taxes shown thereon as owing, except where the failure to file Income Tax Returns or to pay Income Taxes would not have a Material Adverse Effect on the Company.

                           (ii) The Company has not waived any statute of limitation in respect of Income Taxes or agreed to any extension of time with respect to an Income Tax assessment or deficiency.

                           (iii) The Company is not a party to any Income Tax allocation or sharing agreement.

                  (p) Franchise Matters. The Company is in compliance with all federal and state Laws pertaining to the offer and sale of franchises, except which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company or prevent the consummation of the Merger by the Outside Date. The offer and sale by the Company of all franchises (including area franchises and subfranchises) since January 1, 2000 were made in compliance with such Laws and before January 1, 2000 were, to the knowledge of the Company, made in compliance with such Laws, other than noncompliance which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (q)      Each of the representations and warranties in this
Section 3.1 (other than those set forth in Sections 3.1(g), (i) and (j)) is qualified by, and the Company Disclosure Schedule shall be deemed to disclose in qualification thereof, any facts, circumstances, conditions or events actually known by any of the Persons identified in Section 3.1 (q) of the Company Disclosure Schedule.

         3.2 REPRESENTATIONS AND WARRANTIES OF ACQUIRER. Acquirer represents and warrants to the Company as follows:

                  (a) Organization, Standing and Power. Acquirer has been duly organized and is validly existing and in good standing under the Laws of its jurisdiction of organization and has the power and authority to carry on its business as presently being conducted and to own, operate and lease its properties. Acquirer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed, either individually or in the aggregate, would not have a Material Adverse Effect on Acquirer or would not prevent the consummation of the Merger by the Outside Date. The copies of the Organizational Documents of Acquirer which were previously furnished to the Company are true, complete and correct copies of such documents.

                  (b) Capital Structure. All of the outstanding membership units of Acquirer are owned in the amounts and by the Persons identified on Exhibit A, and Acquirer is the sole beneficial owner of the number of shares of Company Common Stock and Company Preferred Stock set forth on Exhibit A.

                  (c)      Authority; No Conflicts.

                           (i) Acquirer has all requisite limited liability company power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary limited liability company action on the part of Acquirer. This Agreement has been duly executed and delivered by Acquirer and constitutes a valid and binding agreement of Acquirer, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors' rights generally, or by general equity principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                           (ii) The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, (A) violate any provision of the Organizational Documents of Acquirer, (B) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in Section 3.2(c)(iii) below, conflict with or result in any violation of or constitute a default (with or without notice or lapse of time, or both) under any statute, Law, ordinance, rule or regulation of any state or the United States or any political subdivision thereof or therein or any judgment, order, decree, determination or award currently in effect which, individually or in the aggregate, would prevent the consummation of the Merger by the Outside Date, or (C) violate, conflict with, constitute a breach or default under or give rise to a right of termination under any contract, loan or credit agreement, note, mortgage, bond, indenture, lease, benefit plan or other agreement, obligation, instrument, permit, concession, franchise or license to which Acquirer is a party or by which any of its properties or assets is bound or subject, which, individually or in the aggregate, would prevent the consummation of the Merger by the Outside Date.

                           (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity, which has not been received or made, is required by or with respect to Acquirer in connection with the execution and delivery of this Agreement by Acquirer or the consummation by Acquirer of the transactions contemplated hereby, except for (A) state securities or "blue sky" Laws, (B) any filings, or reports required under the Exchange Act or the rules and regulations promulgated thereunder in connection with the transactions contemplated by this Agreement, (C) the filing and recordation of appropriate merger or other documents under the IBCA and ILLCA, (D) antitrust or other competition Laws and
         (E) such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to obtain would not reasonably be expected to prevent the consummation of the Merger by the Outside Date.

                  (d) Available Resources. Acquirer has delivered to the Company a personal guarantee from Jack Miller pursuant to which he has guaranteed the obligation of Acquirer to pay the Aggregate Merger Consideration and the amounts required under Section 1.10 in respect of Company Stock Options and all other Acquirer costs and expenses arising in connection therewith.

                  (e) Disclosure Documents. None of the information supplied or to be supplied by Acquirer for inclusion or incorporation by reference in (i) the Proxy Statement, at the date such Proxy Statement is first mailed to the Company's shareholders or at the time of the Shareholders' Meeting, or (ii) the Schedule 13E-3, at the time of filing with the SEC (and at any time such Proxy Statement or Schedule 13E-3 is amended or supplemented), will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (f) No Vote Required. No vote of the members of Acquirer is necessary to approve this Agreement and the transactions contemplated hereby other than those obtained by Acquirer as of the date hereof.

                  (g) Brokers or Finders. No agent, broker, investment banker, financial advisor or other firm or Person is or will be entitled to any broker's, financial advisory or finder's fee or any other similar commission or fee in connection with any of the transactions contemplated by this Agreement, based upon arrangements made by or on behalf of Acquirer.

                  (h) No Business Activities. Acquirer is not a party to any material agreement nor has it conducted any activities other than in connection with its organization, the preparation, negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby.

Acquirer has no material liabilities. Except for its ownership of the shares of Company Common Stock and Company Preferred Stock set forth in Section 3.2(b), Acquirer does not own, directly or indirectly, any capital stock or other ownership interest in any Person and Acquirer has no Subsidiaries.

                                   ARTICLE IV

                    COVENANTS RELATING TO CONDUCT OF BUSINESS
                    -----------------------------------------

         4.1 COVENANTS OF THE COMPANY. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that Acquirer shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

                  (a)      Ordinary Course. Except as set forth in Section 4.1
(a) of the Company Disclosure Schedule, the Company shall operate, and shall cause each of its Subsidiaries to operate, their respective businesses in the ordinary course of business in all material respects, in substantially the same manner as heretofore conducted, and shall use all reasonable efforts to preserve intact their present lines of business, maintain their rights and preserve their relationships with customers, suppliers and others having business dealings with them; provided, however, that no action by the Company or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section
4.1 shall be deemed a breach of this Section 4.1 (a) unless such action would constitute a breach of one or more of such other provisions.

                  (b) Dividends; Changes in Capital Stock. The Company shall not, and shall not permit any of its Subsidiaries to, and shall not propose to, (i) declare, set aside or pay any dividends on or make any other distributions (whether cash, stock or property) in respect of any of its capital stock, except dividends by the Company and the Company's Subsidiaries in the ordinary course of business consistent with past practice, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

                  (c)      Issuance of Securities. Except as set forth in
Section 4.1 (c) of the Company Disclosure Schedule, the Company shall not and shall cause its Subsidiaries not to issue, sell, grant, pledge or otherwise encumber, or authorize or propose the issuance, grant, sale or encumbrance of, any shares of its capital stock of any class, any other voting securities or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or accelerate the vesting of, or the lapsing of restrictions with respect to, or enter into any agreement with respect to any of the foregoing, other than the issuance of Company Common Stock upon (i) the exercise of Company Stock Options or (ii) the conversion of Company Preferred Stock.

                  (d) Organization Documents. Except to the extent required to comply with their respective obligations hereunder or as required by Law, the Company and its Subsidiaries shall not amend or propose to amend their respective Organizational Documents.

                  (e) Extraordinary Transactions. The Company shall not (i) merge, amalgamate or consolidate with any other Person or (ii) sell all or substantially all of its assets.

                  (f) Indebtedness. Except as set forth in Section 4.1(f) of the Company Disclosure Schedule, the Company shall not, and shall not permit its Subsidiaries to, (i) incur any indebtedness for borrowed money, other than pursuant to existing loan agreements, or guarantee any such indebtedness of another Person or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or its Subsidiaries; (ii) make any loans, advances or capital contributions to, or investments in, any other Person, other than by the Company or its Subsidiaries to or in the Company or its Subsidiaries or routine advances to employees; or (iii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted, unasserted, contingent or otherwise), other than in the case of clauses (ii) or
(iii) above, loans, advances, capital contributions, investments, payments, discharges or satisfactions entered into, incurred or committed to in the ordinary course of business consistent with past practice.

                  (g) Employee Salaries and Benefit Plans. Except as set forth in Section 4.1 (g) of the Company Disclosure Schedule, the Company shall not, and shall not permit its Subsidiaries to, (i) increase the compensation payable or to become payable to any of its executive officers or employees, or
(ii) take any action with respect to the grant of or make any material modification to any deferred compensation, retirement, severance or termination pay, or stay, bonus or other incentive arrangement, except, in either such case, any such increases or grants made in the ordinary course of business consistent with past practice.

                  (h) Employment and Other Agreements. Except as set forth in Section 4.1 (h) of the Company Disclosure Schedule, the Company shall not enter into or amend any employment, consulting, severance or similar agreement with any Person, the effect of which would be to materially increase, individually or in the aggregate, the Company's obligations to employees, consultants and similar Persons.

                  (i)      Other Actions. Except as otherwise permitted by
Section 5.4, the Company shall not, and shall not permit its Subsidiaries to, take any action that could reasonably be expected to result in any of the conditions to the Merger set forth in Article 6 not being satisfied.

                  (j) Accounting Methods, Income Tax Elections. Except as disclosed in the Reports filed prior to the date of this Agreement and in
Section 4.1(j) of the Company Disclosure Schedule, or as required by a Governmental Entity or a change in GAAP as concurred in by the Company's independent auditors, the Company shall not change its methods of accounting in effect as of the date hereof. The Company shall not, without the prior approval of Acquirer (which approval shall not be unreasonably withheld or delayed), (i) change its fiscal year, or (ii) make any material tax election or settle or compromise any federal, state, local or foreign tax liability, other than in the ordinary course of business consistent with past practice.

                  (k) Certain Agreements. The Company shall not, and shall not permit any of its Subsidiaries to, enter into any agreement or arrangement that limits or otherwise restricts the Company or any of its Subsidiaries or any of their respective Affiliates or any successor thereto or that could, after the Closing, limit or restrict the Surviving Company or any of its Affiliates or any successor thereto from engaging or competing in any line of business or in any geographic area.

                  (l) Capital Expenditures. The Company shall not (i) acquire all or substantially all of the business or assets of any other person, or (ii) make any capital expenditures or commitments, other than in the ordinary course of business consistent with past practice.

                  (m) Commitments. The Company shall not commit or agree to take any of the actions specified in this Section 4.1.

         4.2 COVENANTS OF ACQUIRER. During the period from the date of this Agreement and continuing until the Effective Time (except as expressly contemplated or permitted by this Agreement or to the extent that the Company otherwise consents in writing, which consent shall not be unreasonably withheld or delayed):

                  (a) Changes in Capital Structure. Acquirer shall not change its capital structure or permit any material change with respect to the ownership of Acquirer. Acquirer shall not transfer any Company Common Stock or Company Preferred Stock.

                  (b) Company Shareholder Meeting. Acquirer will vote any and all Company Common Stock and Company Preferred Stock owned by Acquirer in favor of the Merger and the adoption of this Agreement at any meeting of the Company's shareholders at which a proposal relating to such approval or adoption is submitted to a vote of the Company's shareholders.

                  (c) Other Actions. Acquirer shall not take any action that could reasonably be expected to result in any of the conditions to the Merger set forth in Article 6 not being satisfied.

         4.3      ADVICE OF CHANCES; GOVERNMENT FILINGS. Each party hereto shall
(a) confer on a regular and frequent basis with the other party, (b) report (to the extent permitted by Law, regulation and any applicable confidentiality agreement) to the other on operational matters, and (c) promptly advise the other orally and in writing of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or any such representation or warranty that is not so qualified becoming untrue in any material respect, (ii) the failure by it (A) to comply with or satisfy in any respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is qualified as to materiality or (B) to comply with or satisfy in any material respect any covenant, condition or agreement required to be complied with or satisfied by it under this Agreement that is not so qualified as to materiality, or (iii) any change, event or circumstance that has had or would reasonably be expected to have a Material Adverse Effect on such party or materially adversely affect its ability to consummate the Merger by the Outside Date; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement. The Company shall file all reports required to be filed by it with the SEC (and all other Governmental Entities) between the date of this Agreement and the Effective Time and shall (to the extent permitted by Law or regulation or any applicable confidentiality agreement) deliver to the other party copies of all such reports promptly after the same are filed. Subject to applicable Laws relating to the exchange of information, each of the Company and Acquirer shall have the right to review and comment upon in advance, and to the extent practicable each will consult with the other with respect to, all the information relating to the other party which appears in any filings, announcements or publications made with, or written materials submitted to, any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party agrees that, to the extent practicable, it will consult with the other party with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party apprised of the status of matters relating to completion of the transactions contemplated hereby.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS
                              ---------------------

         5.1      SHAREHOLDERS' MEETING; PREPARATION OF DISCLOSURE DOCUMENTS.

                  (a) Except as otherwise provided in Section 5.4, the Company shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "Shareholders' Meeting") for the purpose of adopting this Agreement and the transactions contemplated hereby, including the Merger, by obtaining the Required Company Vote. Except as otherwise provided in Section 5.4, the Company Board, based upon the recommendation of the Special Committee, shall declare the advisability of, and recommend to its shareholders the approval and adoption of, this Agreement and the transactions contemplated hereby, including the Merger, shall include such recommendation in the Proxy Statement and shall take all lawful action to solicit such approval and adoption.

                  (b) As soon as practicable following the date of this Agreement, the Company and Acquirer shall jointly prepare, and the Company shall file with the SEC, the Proxy Statement and the Schedule 13E-3. Acquirer will cooperate with the Company in connection with the preparation and filing with the SEC of the Proxy Statement and the Schedule 13E-3, including, but not limited to, furnishing the Company upon request with any and all information regarding Acquirer or its Affiliates, the plans of such Persons for the Surviving Company after the Effective Time and all other matters and information as may be required to be set forth therein under the Exchange Act or the rules and regulations promulgated thereunder. The Company shall use its reasonable good faith efforts (i) to respond to the comments of the SEC concerning the Proxy Statement or the Schedule 13E-3 as promptly as practicable, and (ii) to cause the final Proxy Statement to be mailed to the Company's shareholders not later than 10 business days after clearance from the SEC. The Company shall pay the filing fees for the Proxy Statement and the Schedule 13E-3. Acquirer shall be given a reasonable opportunity to review and comment upon all filings with the SEC and all mailings to the Company's shareholders in connection with the Merger prior to the filing or mailing thereof. The Company and Acquirer each agree to correct any information provided by such party for use in the Proxy Statement or the Schedule 13E-3 which becomes false or misleading. The Company shall cause the fairness opinion of Duff & Phelps, LLC referred to in Section 3.10) to be included as an exhibit to the Proxy Statement and the Schedule 13E-3.

                  (c)      Each party shall notify the other party promptly of
(i) the receipt of any notices, comments or other communications from the SEC or any other Governmental Entity, and (ii) any requests by the SEC for amendments or supplements to the Proxy Statement or the Schedule 13E-3 or for additional information, and will promptly provide the other party with copies of all correspondence between such parry or its representatives on the one hand and the SEC or members of its staff on the other hand with respect to the Proxy Statement or the Schedule 13E-3.

                  (d) If, at any time prior to the Shareholders' Meeting, any event should occur relating to the Company or its Subsidiaries which should be set forth in an amendment of, or a supplement to, the Proxy Statement or the
Schedule 13E-3, the Company will promptly inform Acquirer. If, at any time prior to the Shareholders' Meeting, any event should occur relating to Acquirer or relating to the plans of Acquirer for the Surviving Company after the Effective Time, which should be set forth in an amendment of, or a supplement to, the Proxy Statement or the Schedule 13E-3, Acquirer will promptly inform the Company. In any such case, the Company or Acquirer, as the case may be, with the cooperation of the other party, shall, upon learning of such event, promptly prepare, file and, if required, mail such amendment or supplement to the Company's shareholders; provided that, prior to such filing or mailing, the parties shall approve (which approval, with respect to either party, shall not be unreasonably withheld or delayed) the form and content of such amendment or supplement.

         5.2      ACCESS TO INFORMATION; CONFIDENTIALITY.

                  (a) From and after the date hereof until the Effective Time, upon reasonable notice, the Company shall (and shall cause its Subsidiaries, to the extent permitted by the Organizational Documents or other pertinent agreements of such entities, to) afford to the officers, employees, accountants, counsel, financial advisors and other representatives of Acquirer reasonable access, during normal business hours, to all its properties, books, contracts, commitments and records and its officers, employees, representatives and lenders and, during such period, the Company shall (and shall cause its Subsidiaries, to the extent permitted by the Organizational Documents or other pertinent agreements of such entities, to) furnish promptly to Acquirer (i) a copy of each report, schedule, registration statement and other document filed, published, announced or received by it during such period pursuant to the requirements of federal or state securities Laws, as applicable (other than reports or documents which it is not permitted to disclose under applicable
Law), and (ii) consistent with its legal obligations, all other information concerning its business, properties and personnel as Acquirer may reasonably request; provided, however, the Company may restrict the foregoing access to the extent that (A) a Governmental Entity requires it or any of its Subsidiaries to restrict access to any properties or information reasonably related to any such contract on the basis of applicable Laws and regulations, or (B) any Law, treaty, rule or regulation of any Governmental Entity applicable to it or any of its Subsidiaries requires it or any of its Subsidiaries to restrict access to any properties or information.

                  (b) Acquirer shall use the Confidential Information solely for the purpose of evaluating the transactions contemplated hereby or any modification of such transactions and for no other purpose. Acquirer agrees to keep all Confidential Information confidential and shall not, without the prior written consent of the Company, disclose any Confidential Information to any third party, in whole or in part, except those who have an actual need to know the Confidential Information for the purpose of evaluating the transactions contemplated hereby, who are informed of the confidential nature of the Confidential Information and who agree to be bound by this Section 5.2(b) ("Permitted Recipients"). Acquirer shall be responsible for any breach of any provision of this Section 5.2(b) by its Permitted Recipients. Upon the Company's request, Acquirer shall: (i) destroy or, at the Company's option, return to the Company all Confidential Information which is in tangible form, including any copies thereof, and destroy all Confidential Information provided on computer disks or tape or in other digital format and all abstracts and summaries of Confidential Information and references thereto which may have been prepared by Acquirer; and (b) certify to the Company that all Confidential Information has been returned or destroyed as requested by the Company.

         In the event that Acquirer becomes legally compelled to disclose any Confidential Information, Acquirer shall provide the Company with prompt notice, if lawful, so that the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Section 5.2(b). In the event such protective order or other remedy is not obtained, or the Company waives compliance with the provisions of this Section 5.2(b), Acquirer shall furnish or permit to be furnished only that portion of the Confidential Information which Acquirer is advised by its counsel is legally required to be furnished, and Acquirer shall use its reasonable best efforts to obtain assurances that such Confidential Information shall be treated confidentially by the recipient thereof.

         Acquirer acknowledges and agrees that any breach or threatened breach of the terms of this Section 5.2(b) regarding the treatment of Confidential Information may result in irreparable damage to the Company for which there may be no adequate remedy at law. Therefore, Acquirer agrees that in the event of any breach of this Section 5.2(b) by it or any third party to whom any Acquirer makes

 Confidential Information available, the Company shall be entitled, in addition to any other rights and remedies available to it, to specific enforcement of the terms of this Section 5.2(b) and/or injunctive relief requiring the immediate return of all Confidential Information in the possession of Acquirer or any such third party and enjoining Acquirer and any parties to which Acquirer has made Confidential Information available from using Confidential Information in violation of this Section 5.2(b), in either case without the necessity of showing or proving that any actual damages have been sustained. The Company shall be entitled to recover from Acquirer the costs of litigation, including reasonable attorneys' fees, incurred by it in any successful legal or equitable action taken by it to enforce the provisions of this Section 5.2(b).

         5.3 APPROVAL AND CONSENTS; COOPERATION. Each of the Company and Acquirer shall cooperate with each other and use (and shall cause their respective Subsidiaries, if any, to use) their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part to consummate and make effective the Merger and the other transactions contemplated by this Agreement (including the satisfaction of the conditions set forth in Article 6) as soon as practicable, including (i) preparing and filing as promptly as practicable all documentation to effect all applications, notices, petitions, filings, tax ruling requests and other documents and to obtain as promptly as practicable all consents, waivers, licenses, orders, registrations, approvals, permits, tax rulings and authorizations necessary to be obtained from any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement, other than those as to which the failure to so prepare and file such documentation would not have a Material Adverse Effect on either of the Company or Acquirer as the case may be, or would not prevent the consummation of the Merger by the Outside Date (the "Required Regulatory Approvals") and (ii) taking all reasonable steps as may be necessary to obtain all such Required Regulatory Approvals. The Company and Acquirer each shall, upon request by the other, furnish the other with all information concerning itself, its Subsidiaries, directors, officers and equity holders and such other matters as may reasonably be necessary or advisable in connection with the Proxy Statement, the Schedule 13E-3 or any Required Regulatory Approvals or other statement, filing, tax ruling request, notice or application made by or on behalf of the Company, Acquirer or any of their respective Subsidiaries to any third party and/or any Governmental Entity in connection with the Merger or the other transactions contemplated by this Agreement.

         5.4 ACQUISITION PROPOSALS. During the period from the date of this Agreement and continuing until the earlier of the Effective Time or the date upon which this Agreement is terminated in accordance with the terms hereof (except as expressly contemplated or permitted by this Agreement or to the extent that Acquirer shall otherwise consent in writing, which consent shall not be unreasonably withheld or delayed):

                  (a) The Company agrees that the directors constituting the Special Committee shall not, and the Company shall use its reasonable best efforts to cause the Company's other Representatives and the Special Committee's Representatives not to, directly or indirectly, initiate, or solicit the making, submission or announcement of, any Acquisition Proposal. As used herein, the term "Acquisition Proposal" means and includes any offer, indication of interest or proposal (other than by Acquirer) relating to a transaction involving the acquisition of stock or assets of the Company, or a merger or consolidation with the Company, which would upon the consummation thereof materially and adversely affect the ability of the parties to consummate the transactions contemplated hereby, including the Merger. The Company agrees that the directors constituting the Special Committee shall not, and the Company shall use its reasonable best efforts to cause the Company's Representatives and the Special Committee's Representatives not to, directly or indirectly, engage in discussions or negotiations, furnish or provide any non-public information or data or afford access to the properties, books, records and Representatives of the Company to any Person with respect to any Acquisition Proposal.

                  (b) Notwithstanding the foregoing, the Company, the Company Board or the Special Committee may (or may direct any Representative of the Company Board or the Special Committee to) (i) engage in discussions or negotiations regarding an Acquisition Proposal, (ii) furnish or provide non-public information, or (iii) afford access to the properties, books, records and Representatives of the Company, with or to any Person that has made and has pending a written Acquisition Proposal which the Special Committee has determined in good faith is reasonably likely to lead to a Superior Proposal; provided that, prior to taking any action described in any of the foregoing clauses (i), (ii) or (iii), such Person has entered into a confidentiality agreement for the benefit of the Company on substantially the same terms as set forth in Section 5.2 hereof or on terms more favorable to the Company. The Company shall promptly notify Acquirer of the Company's first receipt of a written Acquisition Proposal, and of the material terms and conditions thereof and the identity of the Person making any such Acquisition Proposal. The Company shall further promptly notify or update Acquirer on the status of discussions or negotiations (including the status of such Acquisition Proposal or any amendments or proposed amendments thereto) between the Company and such Person. However, nothing contained in this Agreement shall prevent or otherwise restrict the Company, the Company Board or the Special Committee from complying with Rule 14e-2 and Rule 14d-9 promulgated under the Exchange Act with regard to an Acquisition Proposal.

                  (c) Subject to Section 7.1 hereof, at any time prior to the approval of this Agreement by the shareholders of the Company, the Company Board or the Special Committee may (i) withdraw or modify its recommendation of, or refrain from recommending, the Merger and this Agreement, (ii) approve any Superior Proposal or declare a Superior Proposal advisable or recommend a Superior Proposal to the Company's shareholders or (iii) cause the Company to enter into any definitive acquisition agreement with respect to a Superior Proposal. A "Superior Proposal" shall mean an Acquisition Proposal which the Special Committee determines in good faith, after consultation with and giving due consideration to the advice of its legal and financial advisors (x) is one as to which there has been provided evidence of cash on hand or readily available financing under existing lines of credit or written commitments sufficient to fund the consummation of such Acquisition Proposal and (y) would, if consummated, result in a transaction more favorable to the Company's shareholders from a financial point of view than the Merger contemplated by this Agreement.

                  (d) The Company represents and warrants that, as of the date hereof, it has ceased and has caused to be terminated all existing discussions or negotiations with any parties conducted heretofore in respect of any Acquisition Proposal.

         5.5 FEES AND EXPENSES. All Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses, except (i) Expenses incurred in connection with the printing, filing and mailing to shareholders of the Proxy Statement and the solicitation of shareholder approvals shall be paid one-half by the Acquirer and one-half by the Company unless this Agreement is terminated pursuant to Section 7.1(g); provided, however, Acquirer's obligation under this clause (i) shall not exceed, in the aggregate, Twenty-Five Thousand Dollars ($25,000) and (ii) as provided in Section 7.2.

         5.6      INDEMNIFICATION, DIRECTORS' AND OFFICERS' INSURANCE.

                           (i) From and after the Effective Time, the Surviving Company shall indemnify and hold harmless each person who was or is a party or is threatened to be made a party to or is involved or is threatened to be involved in (as a witness or otherwise) or otherwise requires representation by counsel now or at any time hereafter in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry that such person in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter, a "proceeding"), by reason of the fact that he or she was a director, officer, employee or agent of the Company or was serving at the request of the Company as a director, officer, trustee, partner, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans (each, an "Indemnified Party"), whether the basis of such proceeding is alleged action or inaction in an official capacity as a director, officer, trustee, partner, employee or agent or in any other capacity while serving or having agreed to serve as a such a director, officer, trustee, partner, employee or agent, such indemnification to be given, made and provided to the fullest extent authorized by the IBCA, as now in effect or as it may hereafter be amended (but, in the case of any such amendment with reference to events occurring prior to the Effective Time, only to the extent that such amendment permits the Surviving Company to provide broader indemnification rights than said law, permitted the Company to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder and such indemnity shall also inure to the benefit of such person's heirs, personal representatives and estate; provided, however, that except as provided in paragraph (b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person against the Company or Surviving Company only if such proceeding (or part thereof) was authorized prior to its initiation by a majority of the disinterested members of the Board of Directors of the Company. The rights to indemnification conferred in this Section 5.6(a) shall include the right to be paid by the Surviving Company any expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if and to the extent that the IBCA so requires, the payment of such expenses incurred in advance of the final disposition of a proceeding shall be made to or on behalf of a person only upon delivery to the Surviving Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section 5.6(a) or otherwise. The rights to indemnification conferred in this Section 5.6(a) shall be deemed to be contract rights between the Surviving Company and each person who served in the capacities described above.

                           (ii) If a claim made under subsection (i) above shall not have been paid in full by the Surviving Company within sixty days after a written claim has been received by the Surviving Company, the claimant may at any time thereafter bring suit against the Surviving Company to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall be entitled to be paid, in addition, the expense of prosecuting such claim. In any action brought by the claimant to enforce a right to indemnification hereunder or by the Surviving Company to recover payments by the Surviving Company of expenses incurred by a claimant in a proceeding in advance of its final disposition, the burden of proving that the claimant is not entitled to be indemnified under this Section or otherwise shall be on the Surviving Company. Neither the failure of the Surviving Company (including its managers, independent legal counsel, or its members) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper under the circumstances because he or she has met the applicable standard of conduct set forth in the IBCA, nor an actual determination by the Surviving Company (including its managers, independent legal counsel, or its members) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct, or, in the case of such an action brought by the claimant, be a defense to this action.

                           (iii) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any law (common or statutory), the disinterested managers, any agreement, a vote of disinterested managers or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve in the capacity which initially entitled such person to indemnity hereunder.

                           (iv) The Surviving Company may, under procedures authorized from time to time by the Surviving Company's members or managers, grant rights to indemnification, and the right to be paid by the Surviving Company the expenses incurred in defending, to any employee or agent of the Company to the fullest extent permitted by Law.

                  (b) As of the Effective Time, the Surviving Company shall assume any indemnification agreements between the Company and any of its officers and directors which are in effect as of the date of this Agreement.

                  (c) For a period of six years after the Effective Time, the Surviving Company shall cause to be maintained in effect the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company (provided that the Surviving Company may substitute therefor policies with an insurer of equal claims paying ratings and of at least the same coverage and amounts containing terms and conditions which are, in the aggregate, no less advantageous to the insured) with respect to claims arising from facts or events that occurred on or before the Effective Time. This covenant is intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives. Notwithstanding the foregoing, the obligations of the Surviving Company to cause such insurance to be maintained shall terminate and be of no further force or effect in the event that prior to the Effective Time "tail" coverage for the Company's existing policies is obtained by the Company for the six-year period after the Effective Time upon terms and conditions approved in writing by the Special Committee.

                  (d) In the event that the Surviving Company or any of its successors or assigns (i) consolidates with or merges into any other Person and will not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its equity or assets to any Person, then, and in each such case, proper provision will be made so that the successors and assigns of the Surviving Company will assume the obligations set forth in this Section 5.6.

         5.7 PUBLIC ANNOUNCEMENTS. From and after the date hereof until the Effective Time, the Company and Acquirer shall use all reasonable best efforts to develop a joint communications plan and each party shall use all reasonable best efforts (i) to ensure that all press releases and other public statements with respect to the transactions contemplated hereby shall be consistent with such joint communications plan, and (ii) unless otherwise required by applicable Law or by obligations pursuant to the rules of the OTCBB, to consult with each other before issuing any press release or otherwise making any public statement with respect to this Agreement or the transactions contemplated hereby.

         5.8 FURTHER ASSURANCES. The proper officers of the Company and Acquirer shall take any reasonably necessary actions if, at any time after the Effective Time, any further action is reasonably necessary to carry out the purposes of this Agreement. Without limiting the generality of the foregoing, if, at any time after the Effective Time, the Surviving Company shall consider or be advised of any deeds, bills of sale, assignments, assurances or any other actions or things that are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Company its right, title or interest in, to or under any of the rights, properties or assets of the Company or Acquirer or otherwise to carry out this

Agreement, the officers of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of the Company or Acquirer, as the case may be, all such deeds, bills of sale, assignments and assurances and take and do, in the name and on behalf of the Company or Acquirer, as the case may be, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Company or otherwise to carry out this Agreement.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT
                              --------------------

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of the Company and Acquirer to effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                  (a) Shareholder Approval. The Company shall have obtained all approvals of holders of shares of capital stock of the Company necessary to approve this Agreement and all the transactions contemplated hereby, including the Merger, under the IBCA.

                  (b) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by a court or other Governmental Entity of competent jurisdiction shall be in effect and have the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger; provided, however, the party invoking this condition shall use its reasonable best efforts to have any such order or injunction vacated. The provisions of this Section 6.1 (b) shall not be available to any party whose failure to fulfill its obligations pursuant to Section 5.3 shall have been the cause of, or shall have resulted in, such order or injunction.

         6.2 CONDITIONS TO THE OBLIGATION OF ACQUIRER TO EFFECT THE MERGER. In addition to the conditions set forth in Section 6.1, the obligation of Acquirer to effect the Merger are further subject to the satisfaction or waiver by Acquirer, on or prior to the Closing Date, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent (i) any inaccuracies in such representations or warranties, individually or in the aggregate, would not have a Material Adverse Effect on the Company (provided that, solely for purposes of this Section 6.2(a), any representation or warranty of the Company that is qualified by materiality or Material Adverse Effect shall be read as if such language were not present) or would not prevent the consummation of the Merger by the Outside Date, or (ii) such representations and warranties speak as of an earlier date. Acquirer shall have received an officer's certificate executed on behalf of the Company to such effect.

                  (b) Performance of Obligations and Covenants. The Company shall have performed or complied with all of its obligations and covenants required to be performed by the Company under this Agreement at or prior to the Closing Date, except where the failure to so perform or comply would not have a Material Adverse Effect on the Company or would not prevent the consummation of the Merger by the Outside Date. Acquirer shall have received an officer's certificate executed on behalf of the Company to such effect.

                  (c) Fairness Opinion. The fairness opinion of Duff & Phelps, LLC referred to in Section 3.10) shall not have been withdrawn at or prior to the Effective Time.

                  (d) Dissenting Shares. At the Effective Time, Dissenting Shares shall not exceed fifteen percent (15%) of the outstanding shares of Company Common Stock.

                  (e) Certificate. The Company shall have delivered to Acquirer duly adopted resolutions of the Board of Directors of the Company approving the execution, delivering and performance of this Agreement, and resolutions of the shareholders of the Company approving the Merger, in each case certified by the Secretary or Assistant Secretary of the Company.

         6.3 CONDITIONS TO THE OBLIGATION OF THE COMPANY TO EFFECT THE MERGER. In addition to the conditions set forth in Section 6.1, the obligation of the Company to effect the Merger is further subject to the satisfaction or waiver by the Company, on or prior to the Closing Date, of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Acquirer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent (i) any inaccuracies in such representations or warranties, individually or in the aggregate, would not prevent the consummation of the Merger by the Outside Date or (ii) such representations and warranties speak as of an earlier date. The Company shall have received an officer's certificate executed on behalf of Acquirer to such effect.

                  (b) Performance of Obligations and Covenants. Acquirer shall have performed or complied with all of its obligations and covenants required to be performed by Acquirer under this Agreement at or prior to the Closing Date, except where the failure to so perform or comply would not prevent the consummation of the Merger by the Outside Date. The Company shall have received an officer's certificate executed on behalf of Acquirer to such effect.

                  (c) Exchange Fund Deposit. The Aggregate Merger Consideration shall have been deposited into the Exchange Fund in the manner contemplated by Section 2.1.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT
                            -------------------------

         7.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the Merger by the shareholders of the Company.

                  (a) By mutual written consent of the Company and Acquirer.

                  (b) By either the Company or Acquirer if the Merger shall not have been consummated by the date which is nine months after the date of this Agreement (the "Outside Date"); provided, however, the right to terminate this Agreement under this Section 7.1 (b) shall not be available to any party whose material breach of any representation, warranty, covenant or agreement under this Agreement has been the cause of, or resulted in, the failure of the Merger to occur on or before the Outside Date; provided, further, that if on the Outside Date any conditions to Closing set forth in Section 6.2 have not been fulfilled, but all other conditions to Closing have been fulfilled or are capable of being fulfilled by the Outside Date, then the Outside Date shall be extended to the date which is twelve months after the date of this Agreement.

                  (c) By either the Company or Acquirer if any Governmental Entity shall have issued any judgment, injunction, order, decree or ruling or taken any other action permanently restraining, enjoining or prohibiting Acquirer or the Company from consummating the transactions contemplated by this Agreement, including the Merger, and such judgment, injunction, order, decree, ruling or other action shall have become final and nonappealable.

                  (d) By either the Company or Acquirer if any approval by the shareholders of the Company required for the consummation of the Merger and the other transactions contemplated hereby shall not have been obtained at the Shareholders' Meeting or any adjournment thereof by reason of the failure to obtain the Required Company Vote; provided that, the right to terminate this Agreement under this Section 7.1 (d) shall not be available to Acquirer if Acquirer shall have failed to vote its shares of Company Common Stock or Company Preferred Stock (or otherwise consented in writing with respect thereto) in favor of the Merger at the Shareholders' Meeting.

                  (e) By the Company or Acquirer, if, prior to the Effective Time, the Company Board or the Special Committee has resolved to accept a Superior Proposal.

                  (f) By Acquirer, if, prior to the Effective Time, (i) the Company Board or the Special Committee shall have withdrawn or adversely modified its recommendation of this Agreement and the Merger; (ii) the Company Board or the Special Committee shall have recommended to the shareholders of the Company that they approve an Acquisition Proposal other than the transactions contemplated by this Agreement, including the Merger; (iii) an Acquisition Proposal made as a tender offer or exchange offer is commenced and the Company Board shall not have recommended rejection of such tender offer or exchange offer by the date required for such recommendation under Rule 14e-2 promulgated under the Exchange Act; (iv) the Company fails to include in the Proxy Statement
(x) the Company Board's recommendation to the Company's shareholders to approve and adopt this Agreement and the transactions contemplated hereby, including the Merger, or (y) the fairness opinion of Duff & Phelps, LLC referred to in Section 3.10) (subject to such modifications thereto as do not adversely modify the opinion of Duff & Phelps, LLC as to the fairness of the consideration to be received in the Merger from a financial point of view); (v) the Company has failed to mail the Proxy Statement in accordance with Section 5.1(b)(ii) or has postponed or, without having obtained the Required Company Vote, adjourned the Shareholders' Meeting (unless such failure to mail, postponement or adjournment, as the case may be, was necessitated by applicable Law) in each case at a time when an Acquisition Proposal was publicly pending or was known to the Special Committee; or (vi) the Company has resolved to take any of the actions specified in clause (i), (ii) or (v) above.

                  (g) By Acquirer if, prior to the Effective Time, there shall be a breach in any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement which would result in a failure of any of the conditions set forth in Section 6.2, which breach cannot be or shall not have been cured in all material respects on or before the Outside Date.

                  (h) By the Company if, prior to the Effective Time, there shall be a breach of any representation, warranty, covenant or agreement on the part of Acquirer set forth in this Agreement which would result in a failure of any of the conditions set forth in Section 6.3, which breach cannot be or shall not have been cured in all material respects on or before the Outside Date.

         7.2      EFFECT OF TERMINATION, TERMINATION FEE AND REIMBURSEMENT OF
EXPENSES.

                  (a) In the event of termination of this Agreement by either the Company or Acquirer as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, there shall be no liability or obligation on the part of the Company, Acquirer or their respective Representatives and Affiliates, and all rights and obligations of the parties hereto shall cease, except (i) with respect to Section 3.1 (h) (Brokers and Finders), Section 3.2(g) (Brokers and Finders), Section 5.2 (Access to Information; Confidentiality), Section 5.5 (Fees and Expenses), this Section 7.2 (Effect of Termination;

Termination Fee and Reimbursement of Expenses) and Article 8, and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the willful breach by the other party of any of its covenants or other agreements set forth in this Agreement.

                  (b)      If:

                           (i) (A) this Agreement is terminated by the Company or Acquirer pursuant to Section 7.1(d), and (B) a public announcement or public disclosure of any Acquisition Proposal was made prior to the date of the Shareholders' Meeting and was publicly pending on or within five (5) Business Days prior to the date of the Shareholders' Meeting;

                           (ii) this Agreement is terminated by the Company or Acquirer pursuant to Section 7.1(e);

                           (iii) this Agreement is terminated by Acquirer pursuant to Section 7.1 (f) (except that if this Agreement is terminated pursuant to clause (iv) thereof no Termination Fee shall be payable unless an Acquisition Proposal was publicly pending or was known to the Special Committee at the time the Company Board's recommendation or the fairness opinion of Duff & Phelps, LLC, as the case may be, was not included in the Proxy Statement);

                           (iv) this Agreement is terminated by Acquirer pursuant to Section 7.1(g); or

                           (v) the Company willfully and materially breaches the provisions of Section 5.4;

then the Company shall pay Acquirer a cash termination payment equal to the out-of-pocket expenses of Acquirer and its Affiliates incurred on or after October 1, 2002 in connection with the transactions contemplated hereby (including proxy costs paid by Acquirer as provided in Section 5.5(i) above), but not to exceed $150,000 (the "Termination Fee"), which amount shall be payable by wire transfer of immediately available funds no later than two (2) Business Days after such termination. The Termination Fee (provided the same shall be promptly paid) shall be the exclusive remedy of Acquirer as a result of
(x) the termination of this Agreement by the Company or Acquirer pursuant to
Section 7.1 (d) or Section 7.1 (e) or by Acquirer pursuant to Section 7.1(f) or
Section 7.1(g), or (y) the Company's willful and material breach of the provisions of Sections 5.4(b) or (c).

         7.3 AMENDMENT. This Agreement may be amended by the parties hereto at any time before or after any required approval of the matters presented in connection with the Merger by the shareholders of the Company; provided, however, after any such approval, no amendment shall be made which by Law or in accordance with the rules of the OTCBB requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         7.4 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other party hereto, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant hereto, or (c) subject to Section 7.3, waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. No delay or failure on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Unless otherwise provided, the rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties hereto may otherwise have at law or in equity.

         7.5 PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER. A termination of this Agreement pursuant to Section 7.1, an amendment of this Agreement pursuant to Section 7.3, an extension or waiver pursuant to Section
7.4 or any other approval or consent required or permitted to be given pursuant to this Agreement or the exercise of any rights or satisfaction of any obligations of the parties hereunder shall, in order to be effective and in addition to the requirements of applicable Law, require (a) in the case of the Company, the action of the Special Committee or (b) in the case of Acquirer, the action by the managers thereof.

                                  ARTICLE VIII

                               GENERAL PROVISIONS
                               ------------------

         8.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. None of the representations, warranties, covenants and other agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time and this Article 8. EACH PARTY HERETO AGREES THAT, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS AGREEMENT, NEITHER THE COMPANY NOR ACQUIRER MAKES ANY OTHER REPRESENTATIONS OR WARRANTIES, AND EACH PARTY HEREBY DISCLAIMS ANY OTHER REPRESENTATIONS AND WARRANTIES MADE BY ITSELF OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, FINANCIAL AND LEGAL ADVISORS OR OTHER REPRESENTATIVES WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE DOCUMENTS AND THE INSTRUMENTS REFERRED TO HEREIN, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE OTHER PARTY OR THE OTHER PARTY'S REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION WITH RESPECT TO ANY ONE OR MORE OF THE FOREGOING.

         8.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, (ii) on the first Business Day following the date of dispatch if delivered by nationally recognized next-day courier service, (iii) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid or (iv) if sent by facsimile transmission, when transmitted and confirmation of such transmission is received. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

                  (a)      if to Acquirer, to:

                           S.I. Acquisition LLC
                           485 Half Day Road
                           Suite 200
                           Buffalo Grove, IL 60089
                           Attn: Jack Miller

                           Phone:  (847) 883-8415
                           Fax:    (847) 883-9808

                           with a copy to:

                           Neal, Gerber & Eisenberg
                           Two North LaSalle Street
                           Suite 2200
                           Chicago, Illinois 60602
                           Attn:    Earl N. Melamed, Esq.
                                    Norman J. Gantz, Esq.
                           Phone:   (312) 269-8000
                           Fax:     (312) 269-1747

                  (b)      if to the Company, to:

                           Successories, Inc.
                           2520 Diehl Road
                           Aurora, Illinois 60504
                           Attn:    Special Committee of the Board of Directors
                           Phone:   (630) 820-7200
                           Fax:     (630) 820-3003

                           with a copy to:

                           Vedder Price Kaufman & Kammholz
                           222 N. LaSalle Street
                           Suite 2400
                           Chicago, Illinois 60601
                           Attn:    Guy Snyder, Esq.
                                    William J. Bettman, Esq.
                           Phone:   (312) 609-7500
                           Fax:     (312) 609-5005

         8.3 INTERPRETATION. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretations of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden or proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or Law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         8.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that both parties need not sign the same counterpart.

         8.5      ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.

                  (a) This Agreement and the other agreements referred to herein constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

                  (b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns, and except as set forth in Sections 1.4, 1.8, 1.9, 1.10, 5.6, 8.5 and 8.9 (which are intended to and shall create third party beneficiary rights if the Merger is consummated), nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Each of the Indemnified Parties referred to in Section 5.6 shall be entitled to enforce the provisions hereof directly against the Surviving Company, to the same extent as if such Indemnified Party were a party hereto.

         8.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO THE LAWS THAT MIGHT BE APPLICABLE UNDER CONFLICTS OF LAWS PRINCIPLES.

         8.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND FOR ANY COUNTERCLAIM THEREIN. EACH PARTY (i) UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (ii) MAKES THIS WAIVER VOLUNTARILY, AND (iii) HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION 8.7.

         8.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible. Any provision of this Agreement held invalid or unenforceable only in part, degree or in certain jurisdictions will remain in full force and effect to the extent not held invalid or unenforceable. To the extent permitted by applicable Law, each party waives any provision of Law which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

         8.9 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void.

         8.10 ENFORCEMENT. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions of this Agreement (without requirement to post a bond, if applicable), this being in addition to any other remedy to which the parties are entitled at law or in equity.

         8.11 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

         "AFFILIATE" shall have the meaning ascribed to such term under Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

         "BUSINESS DAY" means any day on which banks are not required or authorized to close in the City of Chicago.

         "CONFIDENTIAL INFORMATION" means information in whatever form provided by or on behalf of the Company to Acquirer or its directors, managers, officers, employees, agents, lenders, investors or advisors in connection with the evaluation by Acquirer of the transactions contemplated herein, including, without limitation, information relating to the financial condition of the Company and its business strategies, marketing plans, developmental plans, computer programs, computer systems, processes, inventions, developments and trade secrets of every kind and nature. However, Confidential Information does not include any information which (i) was or becomes generally available to the public other than as a result of an unauthorized disclosure by Acquirer, (ii) was or becomes available to Acquirer on a nonconfidential basis from a source other than the Company or its advisors, provided that the disclosure by such source does not violate any confidentiality obligation or duty of such source to the Company or (iii) was within the possession of or known by Acquirer or any of its Affiliates prior to its being furnished by or on behalf of Company, provided that the disclosure by the original source of such information did not violate any confidentiality obligation or duty of such source to the Company.

         "EMPLOYEE BENEFIT PLAN" means any (i) nonqualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (ii) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (iii) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any multiemployer plan), or (iv) Employee Welfare Benefit Plan.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).

         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

         "ENVIRONMENTAL LAWS" means all Laws relating to the environment or the use, disposal, existence or release of any Hazardous Materials, including but not limited to any and all Laws concerning, affecting, controlling, or in any way relating to, whether in whole or in part, air pollutants, water pollutants, process waste water or Hazardous Materials.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "EXPENSES" means and includes all out-of-pocket costs and expenses (including, without limitation, all fees and expenses of counsel, accountants, banks, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by a party or on its behalf, whenever incurred, in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby.

         "HAZARDOUS MATERIALS" means any waste, hazardous waste, pollutant, contaminant, or hazardous or toxic substance as specified, listed, identified, or defined in (i) the Resource Conservation and Recovery Act, 42 U.S.C.A. 6901, et seq., and the rules, regulations and orders promulgated thereunder; (ii) CERCLA; (iii) the Clean Water Act, 33 U.S.C. 1251, et seq., and the rules, regulations and orders promulgated thereunder; (iv) the Clean Air Act, 42 U.S.C. 7401 et seq., and the rules, regulations and orders promulgated thereunder; (v) the Toxic Substances Control Act, 15 U.S.C. 2601, et seq., and the rules, regulations and orders promulgated thereunder; (vi) the Hazardous Materials Transportation Act, 49 U.S.C. 1801 et seq., and the rules, regulations and orders promulgated thereunder, and (vii) the Occupational Safety and Health Act, 29 U.S.C. 651 et seq., and the rules, regulations, and orders promulgated thereunder, all as in effect as of the Closing Date.

         "INCOME TAX" means any federal, state, local or foreign income tax, including any interest, penalty or addition thereto, whether disputed or not.

         "INCOME TAX RETURN" means any return, declaration, report, claim for refund or information return or statement relating to Income Taxes, including any schedule or attachment thereto.

         "LAW" means all provisions of any federal, state, foreign, local or other law, ordinance, rule, regulation, or governmental requirement or restriction of any kind, including any rules, regulations and orders promulgated thereunder, and any final orders, decrees, consents or judgments of any regulatory agency or court.

         "MATERIAL ADVERSE EFFECT" means, when used with respect to any entity, any event, change or effect that when taken together with all other such events, changes or effects, is materially adverse to the business, financial condition or results of operations of such entity and its Subsidiaries, taken as a whole, except to the extent resulting from or relating to (i) any changes or events (including without limitation, a war or terrorist incident) affecting the economy of the United States, (ii) compliance with the terms of this Agreement or (iii) the taking of any action by the Company that has been approved in writing by the Acquirer.

         "ORGANIZATIONAL DOCUMENTS" means, with respect to any entity, the certificate of incorporation or organization, bylaws or other governing documents of such entity.

         "PERSON" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization, "group" (as defined in the Exchange Act) or other entity.

         "REPRESENTATIVES" means, collectively, the directors, officers, employees, agents and other representatives (including any investment bankers, financial advisors, attorneys and accountants) of any Person.

         "SERIES A PREFERRED STOCK" means the Company's Series A Convertible Preferred Stock, par value $.O1 per share.

         "SERIES B PREFERRED STOCK" means the Company's Series B Convertible Preferred Stock, par value $0.01 per share.

         "SUBSIDIARY" when used with respect to any party means any corporation or other organization, whether incorporated or unincorporated, (i) of which such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting and economic interests in such partnership), or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, Acquirer and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, in each case as of the date first written above.

                                     S.I. ACQUISITION LLC, an Illinois limited liability company


                                     By:  SI HOLDINGS LLC, an Illinois limited
                                     liability company, its Manager


                                          By:   /s/  Jack Miller
                                             -----------------------------------
                                             Jack Miller, Manager


                                     SUCCESSORIES, INC., an Illinois corporation


                                     By:  /s/  John C. Carroll
                                        ----------------------------------------
                                        Title: Interim President and CEO
                                               and Chief Operating and Financial
                                               Officer

                                    EXHIBIT A

         ACQUIRER'S MEMBERS AND OWNERSHIP INTEREST IN THE COMPANY AS OF
                               FEBRUARY 13, 2003.

         1.       Company Common Stock and Company Preferred Stock owned by the
Acquirer:

         (a)      2,799,565 shares of Company Common Stock.

         (b)      503,092 shares of Series A Preferred Stock.

         (c)      100,000 shares of Series B Preferred Stock.

         2.       Ownership of the Acquirer:


                                           OWNERSHIP
                                           ---------
                  NAME                    PERCENTAGE
                  ----                    ----------

Jack Miller Family Limited
Partnership # 1                              33.39%

Jack Miller Trust Dated January
18, 1984                                     50.92%

Harvey L. Miller Trust Dated
January 21, 1983                             11.70%

The Judith N. Bernstein 1994
Trust                                          .09%

TWS Investment Group, L.P.                     .09%

Goldie Wolfe Miller                            .02%

Howard I. Bernstein Declaration
of Trust Dated April 28, 1987                 3.48%

Eric Achepohl                                  .31
                                             -----
                                               100%